CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Integrated Health Services, Inc.:

We consent to the incorporation by reference in the registration statements on Forms S-3 or S-4 (Nos. 33-87890, 33-66126, 33-68302, 33-77380, 33-81378,
33-98764, 333-4053,  333-12685,  333-35577 and 333-35851) and on Forms S-8 (Nos.
33-44648,  33-44649, 33-44650, 33-44651, 33-44653, 33-53912, 33-53914, 33-53916,
33-86684, 33-97190, 333-1432, 333-28289,  333-28293, 333-28317 and 333-28321) of
Integrated Health Services, Inc. of our report dated April 14, 1997, relating to the consolidated balance sheets of Community Care of America, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 8-K dated September 25, 1997 of Integrated Health Services, Inc.

Our report dated April 14, 1997 refers to changes in accounting methods, in 1996, to adopt Statement of Financial Accounting Standards No. 121 relating to impairment of long-lived assets.

                                       KPMG Peat Marwick LLP

Baltimore, Maryland
October 9, 1997